Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-232497) on Form S-8 of IAA, Inc. and in the registration statement (No. 333-268787) on Form S-4/A of Ritchie Bros. Auctioneers Incorporated of our reports dated February 24, 2023, with respect to the consolidated financial statements of IAA, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Chicago, Illinois
February 24, 2023